Exhibit 4


                             Joint Filing Agreement

     This will confirm the agreement by and among all the undersigned that the Statement on Schedule 13D filed on or about this date and any further amendments thereto with respect to beneficial ownership by the undersigned of the shares of the common stock, $0.001 par value, per share, of VCA Antech, Inc., a Delaware corporation, is being filed on behalf of each of the undersigned in accordance with Rule 13d-1(k)(1) under the Securities Exchange Act of 1934.

     The undersigned further agree that each party hereto is responsible for timely filing of such Statement on Schedule 13D and any amendments thereto, and for the completeness and accuracy of the information concerning such party contained therein, provided that no party is responsible for the completeness and accuracy of the information concerning the other party, unless such party knows or has reason to believe that such information is inaccurate. The undersigned further agree that this Agreement shall be included as an Exhibit to such joint filing.

     This agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

Green Equity Investors III, L.P.
By: GEI Capital III, LLC, its general partner

By:      /s/ Jonathan D. Sokoloff               Date:  2/5/03
         -----------------------------------
Name:    Jonathan D. Sokoloff
Title:   Manager


Green Equity Investors Side III, L.P.           Date:  2/5/03
By: GEI Capital III, LLC, its general partner

By:      /s/ Jonathan D. Sokoloff
         -----------------------------------
Name:    Jonathan D. Sokoloff
Title:   Manager


GEI Capital III, L.L.C.                         Date:  2/5/03

By:      /s/ Jonathan D. Sokoloff
         -----------------------------------
Name:    Jonathan D. Sokoloff
Title:   Manager


LGP Management, Inc.                            Date:  2/5/03

By:      /s/ Jonathan D. Sokoloff
         -----------------------------------
Name:    Jonathan D. Sokoloff
Title:   Vice President

Leonard Green & Partners, L.P.                  Date:  2/5/03
By: LGP Management, Inc., its General Partner

By:      /s/ Jonathan D. Sokoloff
         -----------------------------------
Name:    Jonathan D. Sokoloff
Title:   Vice President


/s/ John G. Danhakl                             Date:  2/5/03
---------------------------------------------
John G. Danhakl


/s/ Peter J. Nolan                              Date:  2/5/03
---------------------------------------------
Peter J. Nolan


/s/ John M. Baumer                              Date:  2/5/03
---------------------------------------------
John M. Baumer